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                                                                   Exhibit 5.1


                                                November 22, 1996


North Fork Bancorporation, Inc.
275 Broad Hollow Road
Melville, NY 11747


        Re: North Fork Bancorporation, Inc.
            Registration on Form S-3


Gentlemen:

        We have acted as special counsel to North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), in connection with the sale of up to 600,000 shares (the "Shares") of the common stock, par value $2.50 per share, of the Company (the "Common Stock"), and an equal number of rights to purchase units of Series A Junior Participating Preferred Stock of the Company associated therewith (the "Rights"), to Keefe, Bruyette & Woods, Inc. (the "Underwriter"), which Shares are currently held by the Company as treasury shares, pursuant to the Underwriting Agreement (the "Underwriting Agreement"), in substantially the form filed as an exhibit to the Registration Statement (as hereinafter defined), proposed to be entered into between the Company, as issuer, and the Underwriter.

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-11985) as filed with the Securities and Exchange Commission (the "Commission") on September 13, 1996 under the Act and Amendment No. 1 thereto filed with the Commission on November 22, 1996,
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North Fork Bancorporation, Inc.
November 22, 1996
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(such Registration Statement as so amended being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement;
(iii) the Company's Certificate of Incorporation, as presently in effect; (iv) the Company's By-laws, as presently in effect; (v) the resolutions of the Board of Directors of the Company relating to, among other things, the issuance and sale of the Common Stock and Rights; (vi) drafts of certain resolutions of a Pricing Committee (the "Pricing Committee") of the Board of Directors of the Company (the "Draft Resolutions"); and (vii) the form of a specimen certificate representing the Common Stock (and the Rights). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the

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North Fork Bancorporation, Inc.
November 22, 1996
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General Corporation Law of the State of Delaware (the "DGCL").

        Based upon the subject to the foregoing we are of the opinion that when
(i) the Registration Statement becomes effective, (ii) the Draft Resolutions have been adopted by the Pricing Committee, (iii) the price at which the Common Stock is to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Common Stock have been approved by the Pricing Committee of the Board of Directors in accordance with the Draft Resolutions, (iv) the Underwriting Agreement has been duly executed and delivered, and (v) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, (a) the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable and (b) the Rights, when issued as described in the Registration Statement and in accordance with the Rights Agreement, will be duly authorized and validly issued.

        We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                        Very truly yours,



                                        /s/ Skadden, Arps, Slate,
                                            Meagher & Flom LLP